                                                               EXHIBIT 99.(e)(2)

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

       THIS AGREEMENT, made and entered into this the 31st day of May, 1997, and as amended and restated the 31st day of July, 2003, by and among PARAGON LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of the Separate Account B of Paragon Life Insurance Company (the "Account"), a separate account of the Company, and MORGAN STANLEY VARIABLE INVESTMENT SERIES (formerly, Dean Witter Variable Investment Series), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Trust") and MORGAN STANLEY DISTRIBUTORS INC. (formerly, Dean Witter Distributors Inc.) (the "Distributor").

       WHEREAS, the Trust and the Distributor have previously entered into Agreements to Purchase Shares with Northbrook Life Insurance Company and Allstate Life Insurance Company of New York with regard to the purchase by those companies of shares of the Trust on their own behalf and on behalf of certain separate variable accounts of those companies, which Agreements shall continue in effect with those companies following the entry by the Trust and the Distributor into this Agreement with the Company; and

       WHEREAS, by resolution of its Board of Directors on January 4, 1993, the Company established the Account to set aside and invest assets attributable to certain flexible premium variable life insurance contracts (the "Contracts") issued by the Company; and

       WHEREAS, the Company has registered the Account as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the 1940 Act and has filed its registration statement with the U.S. Securities and Exchange Commission ("SEC") which declared such registration statement effective on October 5, 1983; and

       WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act", and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

       WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable annuity contracts and variable life insurance contracts offered or to be offered by insurance companies which have entered into agreements to purchase shares or participation agreements with the Trust and the Distributor (hereinafter "Participating Insurance Companies"); and

       WHEREAS, the Trust has obtained an order from the SEC, dated November 23, 1994 (File No. 812-9128), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

       WHEREAS, the Trust is presently comprised of thirteen Portfolios designated as the Money Market Portfolio, the Quality Income Plus Portfolio, the High Yield Portfolio, the Utilities Portfolio, the Income Builder Portfolio, the Dividend Growth Portfolio, the Capital Growth Portfolio, the Global Dividend Growth Portfolio, the European Growth Portfolio, the Pacific Growth Portfolio, the Capital Appreciation Portfolio, the Equity Portfolio and the Strategist Portfolio, and other Portfolios may be subsequently established by the Trust (the "Portfolios"); and

       WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends

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by purchasing shares of the Portfolios on behalf of the Account to fund the
Contracts and the Distributor is authorized to sell such shares to the Company for the benefit of the Account at net asset value without the imposition of any charges;

       WHEREAS, this Agreement amends and restates, in its entirety, the Participation Agreement in order to (i) delete the requirement that this Agreement be approved annually by the Board of Trustees of the Trust, (ii) shorten the notice period for termination by either party from 180 days to 60 days, and (iii) require that the Board of Trustees of the Fund approve only material changes to this Agreement;

       WHEREAS, the Board of Trustees of the Trust approved this Amended and Restated Participation Agreement in compliance with and in the manner specified in Section 21 of this Agreement;

       NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Distributor agree as follows:

       1. PURCHASE OF SHARES. In accordance with the Trust's and the Distributor's Distribution Agreement dated May 31, 1997 (the "Distribution Agreement"), the Company agrees to purchase and redeem the shares of each Portfolio of the Trust offered by the then current prospectus of the Trust (the "Prospectus") included in the Trust's registration statement (the "Registration Statement") most recently filed from time to time with the SEC and effective under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act or as the Prospectus may be amended or supplemented and filed with the SEC pursuant to the 1933 Act.

       2. SALE OF SHARES. The Distributor agrees to sell shares of the Trust to the Company for allocation to the Account, executing such orders on a daily basis at the next determined net asset value per share after receipt by the Trust or its designee of the order for shares of the applicable Portfolio of the Trust determined as set forth in the Prospectus. The Company and the Trust agree that shares of the Trust will be sold only to insurance companies which have entered into agreements to purchase shares or participation agreements substantially identical to this Agreement and their affiliated insurance companies, and their separate accounts. No shares of any Portfolio will be sold to the general public. The Distributor shall provide the Company (at the Company's expense) with as many copies of the Trust's current Prospectus as the Company may reasonably request.

       3 REDEMPTION OF SHARES. At the Company's request, the Trust agrees to redeem for cash without charge, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value of the applicable Portfolio computed after receipt of the redemption request provided, however, that the Trust reserves the right to suspend the right of redemption or to postpone the date of payment upon redemption of the shares of any Portfolio under the circumstances and for the period of time specified in the Prospectus.

       4. AVAILABILITY OF SHARES. Subject to Sections 3(c) and 4(b) of the Distribution Agreement, the terms of which are incorporated herein by reference, the Trust agrees to make its shares available indefinitely for purchase by the Company at the applicable net asset value per share on those days on which the Trust calculates its net asset value pursuant to rules of the SEC, and the Trust shall use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading.

       5. PAYMENT OF SHARES. The Company shall pay for Trust shares within five days after it places the order for Trust shares. The Trust reserves the right to delay issuing or transferring Trust shares and/or to delay accruing or declaring dividends in accordance with any policy set forth in the Prospectus with respect to such shares until any payment check has cleared. If the Trust or the Distributor does not receive payment within the five days period, the Trust may, without notice, cancel the order and require the Company to reimburse the Trust promptly for any loss the Trust suffered by reason of the Company failing to timely pay for its shares.

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       6. FEE FOR SHARES. The Company shall purchase and redeem shares in the
Trust at net asset value and the Company shall not pay any commission, dealer's fee or other fee to the Distributor or any other broker dealer.

       7. TRUST'S REGISTRATION STATEMENT AND PROSPECTUS. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and, at its own expense, shall provide the Company with as many copies of its current prospectus as the Company may reasonably request.

       8. INVESTMENT OF ASSETS. The Trust agrees to invest its assets in accordance with its investment policies as disclosed in the Prospectus and the provisions of Section 817(h) of the Internal Revenue Code (the "Code") and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity and variable life insurance contracts and any amendments or other modifications to such Section or Regulations.

       9. ADMINISTRATION OF CONTRACTS. The Company shall be responsible for administering the Contracts and keeping records on the Contracts.

       10. SHAREHOLDER INFORMATION. The Trust shall furnish the Company copies of its proxy material, reports to shareholders and other communication to shareholders in such quantity as the Company shall reasonably require for distributing to owners or participants under the Contracts. The Company will distribute these materials to such owners or participants as required.

       11. VOTING. (a) To the extent required by law, the Company shall vote Trust shares in accordance with instructions received from Contract owners. If, however, the 1940 Act or any regulation thereunder should be amended or if the present interpretation thereof should change, and as a result the Company determines that it is permitted to vote the Trust's shares in its own right, it may elect to do so. The Company shall vote shares of a Portfolio for which no instructions have been received in the same proportion as the voting instructions which are received with respect to all Contracts participating in that Portfolio. Neither the Company nor persons under its control shall recommend action in connection with solicitation of proxies for Trust shares allocated to the Account. The Company shall also vote shares it owns that are not attributable to Contract owners in the same proportion. The Company may, when required by state insurance regulatory authorities, disregard voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of the Trust or one or more of its Portfolios or to approve or disapprove an investment advisory contract for a Portfolio of the Trust. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies.

       (b) The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with
Section 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

       12. TRUST'S WARRANTY. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with all applicable federal and state laws.

       13. COMPANY'S WARRANTY. The Company represents and warrants that it is an insurance company duly organized and in good standing under Missouri law and that it has legally and validly established the Account under Section 376.309, RSMo, and has registered the Account as a unit investment

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trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for certain Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act and the Contracts will be issued and sold in compliance with all applicable Federal and State laws.

       14. DISTRIBUTOR'S WARRANTY. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC under the 1934 Act. The Distributor further represents that it will sell and distribute the shares in accordance with the 1933, 1934 and 1940 Acts and will not make any representations concerning the Account except those contained in the then current registration statement or related prospectus and any sales literature approved by the Trust. For purposes of this paragraph,
Section 6 of the Distribution Agreement is incorporated in this Agreement.

       15. TERMINATION OF AGREEMENT. The parties may terminate this Agreement as follows:

           (a)(i) at the option of the Company or the Trust or the Distributor upon 60 days' written notice to the other party;

              (ii) at the option of the Company if, for any reason, except for those specified in Sections 3(c) and 4(b) of the Distribution Agreement, Trust shares are not available to meet the requirements of the Contracts as determined by the Company; or

              (iii) at the option of the Trust upon the NASD, the SEC, the director of the Missouri Department of Insurance or any other regulatory body instituting legal proceedings against the Company regarding its duties under this Agreement.

           (b) This Agreement shall automatically terminate in the event of its assignment.

           (c) Notwithstanding any termination of this Agreement, the Trust and the Distributor shall, at the Company's option, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), so long as the Trust is in existence. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust, or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. A termination under paragraph 19 of this Agreement shall end rights of the owners of Existing Contracts.

           (d) The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Distributor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Distributor) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Distributor 90 days' notice of its intention to do so.

       16. COMPANY'S INDEMNIFICATION AGREEMENT. (a) The Company agrees to indemnify and hold harmless the Trust or Distributor and each of their Directors or Trustees who is not an "interested person" of the Trust, as defined in the 1940 Act (collectively the "Indemnified Parties" for purposes of this paragraph
16), against any losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses or actions to which such Indemnified Parties may become subject, under the Federal securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of any failure by the Company to provide the services and furnish the materials under terms of this Agreement or which arise from erroneous instructions by the Company to the Distributor concerning the particular Portfolio or

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Portfolios whose shares are to be allocated to the Account. This indemnity agreement is in addition to any liability which the Company may otherwise have. However, in no case is the indemnity of the Company in favor of the Distributor deemed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of its bad faith, wilful misfeasance or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

       (b) The Company will reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending of any such loss, claim, damage, liability or action.

       (c) Promptly after receipt by any of the Indemnified Parties of notice of the commencement of any action, or the making of any claim for which indemnity may apply under this paragraph, the Indemnified Parties will, if a claim thereof is to be made against the Trust, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Indemnified Parties otherwise than under this Agreement. In case any such action is brought against the Indemnified Parties, and the Company is notified of the commencement thereof, the Company will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the party named in the action, and after notice from the Company to such party of the Company's election to assume the defense thereof, the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       17. TRUST AND DISTRIBUTOR INDEMNIFICATION AGREEMENTS. (a) The Trust and Distributor each agree to indemnify and hold harmless the Company and each of its Directors who is not an "interested person" of the Company, as defined in the 1940 Act (collectively the "Company's Indemnified Parties" for purposes of this paragraph 17) against any losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses or actions to which such Indemnified Parties may become subject, under the Federal securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (i) arise as a result of any failure by the Trust or Distributor to provide the services and furnish the materials under the terms of this Agreement; or

          (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in registration statement or Prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to the Company's Indemnified Parties if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor by or on behalf of the Company for use in the registration statement or Prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (iii) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Distributor, including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in paragraph 8 of this Agreement.

       (b) The Trust represents and warrants that the Trust will at all times invest its assets in such a manner as to ensure that the Contracts will be treated as variable annuity or flexible premium life insurance contracts under the Code and the regulations thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity or variable life insurance contracts and any amendments or other modifications to such section or Regulations.

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       (c) Trust shares will not be sold to any person or entity that would result in the Contracts not being treated as annuity contracts or variable life contracts.

       (d) The Trust and the Distributor will reimburse the Company for any legal or other expenses reasonably incurred by the Company's Indemnified Parties in connection with investigating or defending of any such loss, claim, damage, liability or action.

       (e) Promptly after receipt by any of the Company's Indemnified Parties of notice of the commencement of any action, or the making of any claim for which indemnity may apply under this paragraph, the Company's Indemnified Parties will, if a claim in respect thereof is to be made against the Company, notify the Trust or the Distributor of commencement thereof; but the omission so to notify the Trust or the Distributor will not relieve the Trust or the Distributor from any liability which it may have to the Company's Indemnified Parties otherwise than under this Agreement. In case any such action is brought against the Company's Indemnified Parties, and the Trust or the Distributor is notified of the commencement thereof, the Trust or the Distributor will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the party named in the action, and after notice from the Trust or the Distributor to such party of the Trust's or the Distributor's election to assume the defense thereof, the Trust or the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       18. INDEMNIFICATION OF TRUST BY OR OF DISTRIBUTOR. For purposes of this Agreement, the Trust and the Distributor shall indemnify each other according to the terms of the Distribution Agreement, the terms of which are incorporated by reference.

       19. POTENTIAL CONFLICTS. (a) The Trustees of the Trust will monitor the operations of the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable Federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any Portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (vi) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

       (b) The Company will report any potential or existing conflicts of which it is aware to the Trustees of the Trust. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, sections (a) and (b) of this paragraph, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever contract owner voting instructions are disregarded.

       (c) If it is determined by a majority of the Trustees, or a majority of the Trustees who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or any agreement related thereto (the "Independent Trustees"), that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (i) withdrawing the assets allocable to the Account from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of life insurance contract owners invested in the Account from those of any other appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the contract owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account.

       (d) If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Distributor and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

       (e) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six months after the Trustees inform the Company in writing that they have determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Until the end of the foregoing six month period, the Distributor and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

       (f) For purposes of sections (c) through (f) of this paragraph, a majority Of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by section (c) to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

       (g) If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable; and (b) paragraphs 11(a), 11(b), 19(a), 19(b), 19(c), 19(d), 19(e) and 19(f) of
this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such paragraphs are contained in such Rule(s) as so amended or adopted.

       20. DURATION OF THIS AGREEMENT. This Agreement shall become effective as of the date first above written and shall remain in force unless terminated in accordance with paragraph 15 hereof.

       The terms "vote of a majority of the outstanding voting securities", "assignment" and "interested person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

       21. AMENDMENTS OF THIS AGREEMENT. No material amendment of this Agreement shall be

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effective until approved by (i) the Trustees of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect, financial interest in this Agreement or in any agreement related thereto, cast in person at a meeting called for the purpose of voting on such approval.

          The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

       22. GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of New York and the applicable provisions of the 1933, 1934 and 1940 Acts and the rules and regulations and rulings thereunder including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of the Agreement shall not be affected thereby.

       23. NOTICES. Any notice under this Agreement shall be in writing and if to the Trust or the Distributor, delivered or mailed postage prepaid to it at:
Morgan Stanley, 1221 Avenue of the Americas, Attn: General Counsel, Investment Management, New York, NY 10020; and if to the Company, delivered or mailed postage prepaid to it at Paragon Life, Attn: General Counsel, 190 Carondelet Plaza, St. Louis, MO 63105. The parties shall have the right to designate any other address hereafter by written notice to the other parties.

       24. PERSONAL LIABILITY. The Declaration of Trust establishing Dean Witter Variable Investment Series (renamed, "Morgan Stanley Variable Investment Series"), dated February 24, 1983, a copy of which, together with all amendments thereto (the Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Dean Witter Variable Investment Series refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Dean Witter Variable Investment Series shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Dean Witter Variable Investment Series, but the Trust Estate only shall be liable.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


ATTEST:                       COMPANY: PARAGON LIFE INSURANCE COMPANY

By:/s/ Cynthia S. Clark              Signature: /s/ Craig K. Nordyke
   ---------------------                        -------------------------
                                     Name and Title: Craig Nordyke, Executive Vice
                                                     President & Chief Actuary
                                                     ------------------------------

                                     TRUST:  MORGAN STANLEY VARIABLE  INVESTMENT
                                     SERIES (FORMERLY,  DEAN WITTER VARIABLE
                                     INVESTMENT SERIES)

By:/s/ Kimberly Haynes-Costello      Signature:/s/ Barry Fink
   ----------------------------                ------------------------

                                     Name and Title: Barry Fink, Vice President
                                                    -----------------------------

                              DISTRIBUTOR: MORGAN STANLEY DISTRIBUTORS INC. (FORMERLY, DEAN WITTER DISTRIBUTORS INC.)

By:/s/ LouAnne D. McInnis     Signature: /s/ John B. Kemp III
   ----------------------                ------------------------

                              Name and Title: John B. Kemp III
                                             --------------------